                                                                    Exhibit 99.1

[VELOCITA LOGO]
--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE
---------------------




               VELOCITA ANNOUNCES IT WILL NOT MAKE SCHEDULED BOND
                                INTEREST PAYMENT

    COMPANY ALSO SUSPENDS SEC REPORTING AND REACHES ADDITIONAL WAIVER AND
                      FORBEARANCE AGREEMENT WITH ITS BANKS

FALLS CHURCH, VA, TUESDAY, MAY 14, 2002 - Velocita Corp., a national broadband networks provider, today announced that it would not make the May 15th interest payment on its senior notes due 2010. As previously announced, Velocita is considering a number of financial and strategic alternatives, including restructuring its debt, the sale to one or more strategic investors, the sale or other disposition of substantially all of its business or assets, and filing for protection under Chapter 11 of the United States Bankruptcy Code. It has determined not to make the scheduled interest payment in order to preserve cash while it explores these options. Under the terms of the indenture governing the senior notes, Velocita has another 30 days to make the payment in order to avoid a default under the senior notes.

       Velocita today also announced that it plans to suspend its obligation to file periodic reports under the Securities and Exchange Act of 1934, as amended, in order to avoid the costs involved with complying with those requirements. Therefore Velocita will not file a report on Form 10-Q for the quarter ended March 31, 2002. Velocita intends to provide to the holders of its senior notes, certain quarterly financial information for the period ended March 31, 2002, that is being provided to its lenders under its credit agreement.

       In addition, Velocita today announced that it has reached an agreement with a consortium of banks, whereby the banks agree to provide an additional waiver and forbear taking any enforcement action as a result of the occurrence and continuance of certain enumerated defaults and events of default in the company's credit agreement. This period extends through May 31, 2002. As with the waiver extensions previously announced by Velocita, this agreement continues to require Velocita to comply with its other covenants in the credit agreement. Pursuant to the agreement, all remaining undrawn loan commitments under the credit agreement have been terminated. In addition, the agreement continues to limit the ability of PF.Net Corp., Velocita's wholly-owned subsidiary, to make restricted payments to its affiliates, including payments to Velocita that would be required for Velocita to pay interest on its senior notes.

       During this forbearance period, Velocita will continue to move forward on its strategic alternatives and options. In addition, the company will continue ongoing discussions with its bank lenders regarding modification of the terms of its credit agreement. If, at the end of the forbearance period, the company has not obtained an amendment to, or a waiver or forbearance under, the credit agreement, the company will be in default with respect to certain financial and other covenants under the credit agreement. Velocita is unable to predict when or if it will be

                                    -- MORE -

VELOCITA ANNOUNCES IT WILL NOT MAKE BOND PAYMENT                          PAGE 2


able to obtain the necessary modifications of its credit agreement from its banks, or whether the banks will at any point pursue any or all remedies available to them.


ABOUT VELOCITA

Velocita Corp. (www.velocita.com), based in the greater Washington, D.C. area, is a broadband networks provider serving communications carriers, Internet service providers, and corporate and government customers. Founded in 1998 as a facilities-based provider of fiber optic communications infrastructure, Velocita has agreements with AT&T to construct approximately half of AT&T's nationwide fiber optic network. These construction agreements with AT&T serve as the foundation for Velocita, formerly known as PF.Net, to grow and expand its own network, as well as add service offerings. Cisco Systems provides all optical and IP equipment to power Velocita's network.

STATEMENTS MADE IN THIS DOCUMENT THAT ARE NOT HISTORICAL FACT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REGARDING THE COMPANY'S PLANS, INTENTIONS AND EXPECTATIONS. SUCH STATEMENTS ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. THESE RISKS INCLUDE THE COMPANY'S ABILITY TO: OBTAIN AN AMENDMENT TO, OR WAIVER OF COMPLIANCE WITH, ITS CURRENT DEBT AGREEMENTS; REMAIN IN COMPLIANCE WITH ITS INDENTURE COVENANTS; OBTAIN ADDITIONAL CAPITAL AND FINANCING; EFFECTIVELY AND EFFICIENTLY MANAGE THE COMPLETION OF ITS FIBER NETWORK; AND SELL OR SWAP DARK FIBER OR LEASE HIGH-VOLUME CAPACITY ON ITS FIBER NETWORK; AND OTHER FACTORS, A FAILURE OF ANY OF WHICH MAY SIGNIFICANTLY DELAY OR PREVENT COMPLETION OF THE COMPANY'S FIBER NETWORK, WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON ITS FINANCIAL CONDITION AND RESULTS OF OPERATIONS. GIVEN THESE CONCERNS, INVESTORS AND ANALYSTS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATIONS TO PUBLICLY RELEASE ANY REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT EVENTS AND CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.


Velocita Media/ Industry Analyst Contact:    Velocita Financial Analyst Contact:
Chris Swartz                                 David Lerch
703.564.7342                                 703-564-7307
Chris.swartz@velocita.com                    David.lerch@velocita.com
-------------------------                    ------------------------